Exhibit 99.1

DAVI LUXURY BRAND GROUP Announces J. Bernard Rice to Join Board of Directors

BEVERLY HILLS, Calif.--(BUSINESS WIRE)--April 27, 2011--DAVI LUXURY BRAND GROUP INC. (OTC Bulletin Board: MDAV) announced today Mr. Bernard Rice to join the Board of Directors. Mr. Rice currently also serves as the company’s Chief Financial Officer.

“We are extremely pleased to have Bernie Rice join our Board of Directors,” stated Mr. Parrish Medley, President and CEO of DAVI LUXURY BRAND GROUP. “Bernie brings an extensive background and experience in global branding and strategic planning from his many successful years at IBM that will be a tremendous benefit as our company expands and grows internationally.”

J. Bernard (Bernie) Rice – Mr. Rice began his career with IBM in sales as a medical specialist in Atlanta in 1977. In 1983, Mr. Rice entered IBM’s finance fraternity and was an active pioneer of IBM’s business approach to software as a strategic imperative. His work in business case structure and portfolio analysis led him to a role as IBM’s finance director for application software in 1985. Reporting directly to the General Manager, Mr. Rice was responsible for the financial management of over 6,000 IBM software developers, responsible for over $500 million in annual company revenues. Mr. Rice joined IBM’s corporate financial team in 1987 and led the company’s restructuring effort.

Mr. Rice was promoted to Executive Assistant to IBM Chief Financial officer in 1989. In this role he led several cross–industry executive groups who initiated IBM’s first Enterprise agreements with top customers. Mr. Rice was named Director of Finance, Planning and Administration for IBM’s Southern Area in 1990. There he had responsibility for the staff functions comprising over $3 billion in IBM revenues. Mr. Rice was instrumental in positioning IBM’s southeast region as the leader in billable services.

In 1993, Mr. Rice became Chief Financial Officer and General Partner for IBM Venture Capital Group. In this role Mr. Rice was highly involved with IBM’s ventures with Apple Computer, Blockbuster Entertainment Joint Ventures, and investments in the Media Industry and video on demand pilots with Bell Atlantic and Cox Cable. Mr. Rice also was responsible for managing IBM’s first steps in the consumer software arena. Mr. Rice became VP of Business Development for IBM’s Consumer Division in 1998. Mr. Rice also served as CEO of Edmark, Inc., IBM’s subsidiary which developed innovative educational software for kids. In late 2000, he orchestrated the successful spin–off of IBM's education content assets into Riverdeep, Inc., after which he became the Executive VP responsible for all sales and business development. Mr. Rice was a vital part of Riverdeep's explosive growth, helping it to become the fastest growing educational software company in the United States. Today Riverdeep has educational products in 45,000 schools in over 20 countries.

“I am delighted to be a part of the tremendous opportunity and momentum built around the DAVI brand. As a member of the Board, I look forward to scaling this business around the world with our partners who understand our exciting product line and how it enhances their and our stakeholders return,” said Mr. Rice.

About DAVI LUXURY BRAND GROUP INC.

DAVI LUXURY BRAND GROUP, INC., founded by Carlo Mondavi, grandson of American Icon Robert Mondavi, develops, licenses and markets luxury skin care products using the antioxidants found in wine and grapes. The company markets skincare products under the “DAVI Skin” and “DAVI” brand names. The products currently are provided as amenities at prestige hotels and as first class in-flight airline amenities. The company’s goal is to also market its branded skincare products through upscale department stores, specialty retailers, prestige resorts, salons and spas, on cruise ships, and through airline duty-free shops. The company’s skincare products contain minerals, vitamins and nutrients that are found in a by-product of the wine making process called the pomace. Planting techniques at select vineyards produce deeper vines with a lower yield of grapes per vine. After processing, these grapes yield higher concentrations of minerals, vitamins, and nutrients than grapes from other vineyards. Additionally, the uniquely long maceration process to which these grapes are subjected, yield polyphenols in relatively high quantity. Polyphenols are the free radical scavengers that, among other things, help to protect collagen and elastin fibers and prevent the destruction of hyaluronic acid in the skin. Management believes that the use of this pomace will allow for the creation of skin crèmes that can help fight the natural aging process of the skin.

WWW.DAVILUXURYBRANDGROUP.COM OTC Bulletin Board: MDAV

Safe Harbor Statement

THIS PRESS RELEASE INCLUDES STATEMENTS THAT MAY CONSTITUTE "FORWARD LOOKING" STATEMENTS. FORWARD LOOKING STATEMENTS INHERENTLY INVOLVE RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM CURRENT EXPECTATIONS. BY MAKING THESE FORWARD LOOKING STATEMENTS, THE COMPANY UNDERTAKES NO OBLIGATION TO UPDATE THESE STATEMENTS FOR REVISIONS OR CHANGES.

CONTACT:
DAVI LUXURY BRAND GROUP, INC.
Mr. Parrish Medley, Beverly Hills, 310-288-8393
parrishmedley@daviskin.com
WWW.DAVILUXURYBRANDGROUP.COM
WWW.DAVISKIN.COM